As filed with the Securities and Exchange Commission on September 19, 2007

Registration No. 333-57006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

VARIAN MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2359345
(State of incorporation)	(I.R.S. Employer Identification No.)

3100 Hansen Way

Palo Alto, California 94304-1129

(Address of principal executive offices)

Varian Medical Systems, Inc.

2000 Stock Option Plan

(Full title of the Plan)

John W. Kuo

Corporate Vice President, General Counsel and Secretary

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304-1129

(Name and address of agent for service)

(650) 493-4000

(Telephone number, including area code, of agent for service)

This registration statement on Form S-8, filed on March 14, 2001, registered 3,000,000 shares of common stock (and related Preferred Stock Purchase Rights) of Varian Medical Systems, Inc. (the “Registrant”) for a registration fee of $49,706.25. Subsequently, on January 15, 2002 and July 30, 2004, the Registrant paid stock splits in the form of 100% stock dividends. By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares (and related Preferred Stock Purchase Rights), such that the number of shares (and related Preferred Stock Purchase Rights) registered hereunder amounts to 12,000,000 (a registration fee of $0.0041421875 per share), of which 2,164,521 shares (and related Preferred Stock Purchase Rights) were transferred on April 1, 2005 pursuant to Post-Effective Amendment No. 1 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (Registration Statement No. 333-123778). The purpose of this Post-Effective Amendment No. 2 is to transfer an additional 165,172 of such shares (and related Preferred Stock Purchase Rights) to the Form S-8 Registration Statement for the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (Second Amended and Restated 2005 Omnibus Stock Plan), for which a registration statement is being simultaneously filed. Such shares represent shares subject to awards granted under the Varian Medical Systems, Inc. 2000 Stock Plan that have terminated, lapsed or expired since the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan became effective and which, pursuant to the terms of such plan, are available for grant thereunder.

Item 8.	Exhibits.

Exhibit Number
24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 18th day of September, 2007.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
John W. Kuo Corporate Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy E. Guertin Timothy E. Guertin	President and Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2007

/s/ Elisha W. Finney Elisha W. Finney	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	September 18, 2007

/s/ Tai-Yun Chen Tai-Yun Chen	Corporate Vice President and Corporate Controller (Principal Accounting Officer)	September 18, 2007

*Richard M. Levy	Chairman of the Board	September 18, 2007

*Susan L. Bostrom	Director	September 18, 2007

*John Seely Brown	Director	September 18, 2007

*R. Andrew Eckert	Director	September 18, 2007

*Mark R. Laret	Director	September 18, 2007

*Allen S. Lichter	Director	September 18, 2007

*David W. Martin, Jr.	Director	September 18, 2007

*Ruediger Naumann-Etienne	Director	September 18, 2007

*Kent J. Thiry	Director	September 18, 2007

*By	/s/ John W. Kuo John W. Kuo Attorney-in-fact

EXHIBIT INDEX

Exhibit Number
24.1	Powers of Attorney.